Exhibit 3.959

APPROVED
By /s/ [ILLEGIBLE]
DATE 2-5-93
AMOUNT $75
ARTICLES OF INCORPORATION
OF
ECOLOGY GROUP, INCORPORATED
          The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:
          FIRST: The name of the corporation shall be Ecology Group, Incorporated.
          SECOND: The place in Ohio where the principal office of the corporation is to be located is in the City of Columbus, County of Franklin.
          THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.
          FOURTH: The authorized number of shares of the corporation shall be 750, all of which shall be common shares, each without par value.
          FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Fifth of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.
          SIXTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.
          SEVENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds of any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless expressly provided otherwise by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes.
          IN WITNESS WHEREOF, I have hereunto signed my name this 5th day of February, 1993.

/s/ Virgil R. Montgomery
Virgil R. Montgomery, Incorporator

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form C-109 (January 1991)

Charter No.

Approved

Date

Fee

RECEIVED FEB 12, 1993 BOB TAFT SECRETARY OF STATE

CERTIFICATE OF AMENDMENT BY INCORPORATORS
To Articles of
Ecology Group, Incorporated

(Name of Corporation)
(Sec. 1701.70(A) O.R.C.)
     WE, the undersigned, being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received in such amount that the stated capital of such shares is at least equal to the stated capital set forth in the articles as that with which the corporation will begin business and that we have elected to amend the articles as follows:
     RESOLVED, that Article FOURTH of the Articles of Incorporation of the Corporation be, and it hereby is, amended to read as follows:
     FOURTH: The authorized number of shares of the corporation shall be 1,000, all of which shall be common shares, each without par value.
     IN WITNESS WHEREOF, we, being all of the incorporators of the above named corporation, have hereto subscribed our names this 12th day of February, 1993.

BY	/s/ Virgil R. Montgomery
BY
BY
BY
(Incorporators)

Prescribed by J. Kenneth Blackwell
Please obtain fee amount and mailing instructions from the Forms
Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this form ☑ Yes
CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO ARTICLES OF
ECOLOGY GROUP, INCORPORATED

(Name of Corporation)
837566

(charter number)

Ronald W. Kletter	,	who is the	President
(name)			(title)
of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐	a meeting of the shareholders was duly called and held on , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation,

☑	in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESOLVED, the Company shall amend its Articles of Incorporation by changing Article FIRST to read as follows:

FIRST: The name of the corporation shall be The Ecology Group, Inc.

RESOLVED, The Company shall amend its Articles of Incorporation by changing Article FOURTH to read as follows:

FOURTH: The authorized number of shares of the corporation shall be 2,000 all of which shall be common shares, each without par value.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed
his	name on	18, 2000
(his/her)		(date)

Signature:	/s/ Ronald W. Kletter

Title:	President

125-AMDS	Page 1 of 1	Version: July 15, 1999